UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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PHH CORPORATION
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PHH CORPORATION AND PENNANT CAPITAL MANAGEMENT
JOINTLY ANNOUNCE ANTICIPATED RESULTS OF PHH DIRECTOR ELECTION
Mt. Laurel, NJ, and Chatham, NJ, June 10, 2009 — PHH Corporation (NYSE:PHH) (“PHH,” the “Company,” “we,” “our” and “us”) and Pennant Capital Management, LLC (“Pennant”) today jointly announced the anticipated results of the election of directors at PHH’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). PHH and Pennant stated that they believe that Messrs. James O. Egan, Allan Z. Loren and Gregory J. Parseghian have been elected as Class I Directors for three year terms.
The final results of the stockholder votes on all of the proposals submitted at the 2009 Annual Meeting are subject to the certification of the Inspectors of Election, which is anticipated within a few days. However, based upon preliminary results, PHH and Pennant today also jointly announced that stockholders appear to have ratified the selection of Deloitte & Touche LLP as PHH’s independent registered public accounting firm for 2009 and approved the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan.
The 2009 Annual Meeting has been adjourned for forty-eight hours to permit stockholders additional time to consider Proposal No. 4, the proposed amendment of PHH’s Charter to increase the number of authorized shares of PHH’s capital stock. PHH notes that Pennant supports Proposal No. 4 and that both RiskMetrics Group (formerly ISS) and PROXY Governance, Inc. have recommended that stockholders vote in favor of Proposal No. 4.
The polls will remain open solely with respect to Proposal No. 4 until the 2009 Annual Meeting reconvenes on Friday, June 12, 2009, at 10:00 a.m. Eastern Daylight Time at PHH’s corporate headquarters located at 3000 Leadenhall Road, Mt. Laurel, New Jersey.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage Corporation, is one of the top five retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries, please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2009
About Pennant Capital Management, LLC
Pennant Capital Management, LLC is an investment advisor founded by Alan Fournier in 2001 that currently manages over $2.6 billion in investor capital.
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PHH Contact Information: Nancy R. Kyle, 856-917-4268
Pennant Contact Information: Daniel H. Burch, MacKenzie Partners, Inc., 212-929-5748